Press Release
Investor Contact: Susan Harcourt 703-682-1204, susan.harcourt@aes.com
Media Contact: Amy Ackerman 703-682-6399, amy.ackerman@aes.com

AES Reports Record Performance in 2023 & Raises Long-Term Guidance

Strategic Accomplishments
•Signed new contracts for 5.6 GW of renewables in full year 2023, marking the third year in a row of adding 5 GW or more to the backlog
•Completed construction of 3.5 GW of renewables in full year 2023, doubling new additions compared to 2022
•Secured $1.1 billion in asset sale proceeds, exceeding target of $400 to $600 million

2023 Financial Highlights
•Diluted EPS of $0.34, compared to ($0.82) in 2022
•Adjusted EPS1 of $1.76, compared to $1.67 in 2022 and 2023 guidance of $1.65 to $1.75
•2023 Net Loss of $182 million, compared to Net Loss of $505 million in 2022
•2023 Adjusted EBITDA2 of $2,812 million, compared to $2,931 million in 2022 and 2023 guidance of $2,600 to $2,900 million
◦2023 Adjusted EBITDA with Tax Attributes2,3 of $3,423 million, compared to $3,198 million in 2022

Financial Position and Outlook
•With 5.6 GW of signed PPAs in 2023, on track to achieve target of signing 14 to 17 GW in 2023 to 2025
•Expecting to add 3.6 GW of new projects in 2024
•Initiating 2024 guidance for Adjusted EPS1 of $1.87 to $1.97
◦Reaffirming annualized growth target of 7% to 9% through 2025, off a base of 2020
◦Raising annualized growth target to 7% to 9% through 2027 from 6% to 8%, off a base of 2023 guidance
•Initiating 2024 guidance for Adjusted EBITDA2 of $2,600 to $2,900 million
◦Raising annualized growth target2 to 5% to 7% through 2027 from 3% to 5%, off a base of 2023 guidance
◦Expecting 2024 Adjusted EBITDA with Tax Attributes2,3 of $3,550 to $3,950 million

ARLINGTON, Va., February 26, 2024 – The AES Corporation (NYSE: AES) today reported financial results for the year ended December 31, 2023.

"Overall, 2023 was AES' best year ever in terms of both execution and financial performance. We exceeded almost all of our strategic objectives, including increasing renewables construction by 100% to 3.5 GW and signing 5.6 GW of new PPAs," said Andrés Gluski, AES President and Chief Executive Officer. "Our backlog of signed PPAs now stands at 12.3 GW and we continue to see strong and growing
1     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and twelve months ended December 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
2     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter and twelve months ended December 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
3     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

demand from our corporate customers, including data center companies. We are therefore very well-positioned to add 3.6 GW of new capacity to our operating portfolio in 2024 and sign 14 to 17 GW of new renewable contracts from 2023 through 2025."

"I am extremely pleased with our financial results for 2023, which met or exceeded our expectations on all metrics. We also significantly exceeded our asset sales goal for the year, positioning us very well to support our future growth," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "Our 2024 targets and our higher long-term growth rates reflect our confidence in our strategy, our leading market position, and our ability to continue executing on our plan."

2023 Financial Results

Full year 2023 Net Income (Loss) was ($182) million, including $1.1 billion of impairments in 2023 primarily related to the Company's continued exit from coal-fired generation. This represents an improvement of $323 million compared to full year 2022, primarily due to favorable contributions at the Utilities, New Energy Technologies, and Renewables Strategic Business Units (SBU), partially offset by lower contributions from LNG transactions as compared to 2022 at the Energy Infrastructure SBU.

Full year 2023 Adjusted EBITDA4 (a non-GAAP financial measure) was $2,812 million, a decrease of $119 million compared to full year 2022, primarily driven by lower contributions from the Energy Infrastructure SBU, partially offset by contributions from new renewables projects and the 2023 recovery of AES Ohio purchased power costs recognized in 2022.
During full year 2023, the Company realized Tax Attributes5 of $611 million, an increase of $344 million compared to full year 2022.

Full year 2023 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.34, an increase of $1.16 compared to full year 2022, primarily reflecting lower goodwill impairments in 2023, higher contributions from renewables projects placed into service, gain on sale of shares in Fluence in 2023, and higher contributions at the Utilities SBU due to the 2023 recovery of AES Ohio purchased power costs recognized in 2022. These positive drivers were partially offset by lower contributions from LNG transactions versus 2022, and higher unrealized foreign currency losses at the Energy Infrastructure SBU.

4     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter and twelve months ended December 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
5     Pre-tax effect of Production Tax Credits, Investment Tax Credits, and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.

Full year 2023 Adjusted Earnings Per Share6 (Adjusted EPS, a non-GAAP financial measure) was $1.76, an increase of $0.09 compared to full year 2022, primarily driven by contributions from new renewables projects and the 2023 recovery of AES Ohio purchased power costs recognized in 2022, partially offset by lower contributions from the Energy Infrastructure SBU and higher Parent Company interest.

Strategic Accomplishments
•As of today, the Company’s backlog, which consists of projects with signed contracts, but which are not yet operational, is 12.3 GW, including 5.1 GW under construction.
•In 2023, the Company completed the construction of 3.5 GW of solar, wind and energy storage.
•In 2023, the Company signed 5.6 GW of long-term contracts for new renewables.
•AES Indiana reached a unanimous settlement agreement for its first rate case since 2018, and expects to receive approval from the Indiana Utility Regulatory Commission (IURC) by the middle of 2024.
•AES Ohio received approval from the Public Utilities Commission of Ohio (PUCO) for its Electric Security Plan (ESP4), providing the regulatory foundation necessary to enable future investments.
•Exited, or announced the sale or closure of, 2.1 GW of coal generation in Vietnam, the United States and Chile.
•Signed agreements for three-year extensions of 1.4 GW of gas generation at the Southland legacy units in Southern California. These extensions will help meet the State of California's grid reliability needs while supporting its decarbonization goals.
•Awarded up to $2.4 billion of grant funding by the US Department of Energy for two green hydrogen hubs with AES participation.
•Secured $1.1 billion in asset sale proceeds, to accelerate portfolio transformation, outpacing target of $400 to $600 million.

Guidance and Expectations7,8

The Company is raising its expectation for annualized growth in Adjusted EBITDA7 to 5% to 7% from 3% to 5% through 2027, from a base of its 2023 guidance of $2,600 to $2,900 million.

The Company is initiating 2024 guidance for Adjusted EBITDA7 of $2,600 to $2,900 million. Results are expected to be driven by the impacts from significant asset sales closed in 2023 and expected to close in
6     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and twelve months ended December 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
7     Adjusted EBITDA is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income (Loss) for the quarter and twelve months ended December 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
8     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and twelve months ended December 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

2024, as well as prior year margins earned on LNG transactions, partially offset by contributions from new renewables projects, improved margins in Chile, and rate base growth at US utilities.

The Company is reaffirming its annualized growth target for Adjusted EPS9 of 7% to 9% through 2025, from a base of 2020. The Company is also raising its annualized growth target for Adjusted EPS7 to 7% to 9% from 6% to 8% through 2027, from a base of its 2023 guidance of $1.65 to $1.75.

The Company is initiating 2024 guidance for Adjusted EPS9 of $1.87 to $1.97. Growth in 2024 is expected to be primarily driven by new renewables commissionings, rate base growth at US utilities, and improved margins in Chile, but partially offset by asset sales and prior year margins on LNG transactions.

The Company's 2024 guidance is based on foreign currency and commodity forward curves as of December 31, 2023.

The Company expects to grow its dividend by 2% to 3% annually after 2024, reflecting a larger pool of attractive investment opportunities and to minimize equity issuance as a source of capital.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted EBITDA, Adjusted EBITDA with Tax Attributes, Tax Attributes, Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Tuesday, February 27, 2024 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-404-975-4839. The Participant Access Code for this call is 958499. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

9     Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter and twelve months ended December 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

A webcast replay will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global energy company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ 2023 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2023 Annual Report on Form 10-K filed February 26, 2024 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Consolidated Statements of Operations

	Year Ended December 31,
	2023	2022	2021
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$9,245	$9,079	$8,273
Regulated	3,423	3,538	2,868
Total revenue	12,668	12,617	11,141
Cost of Sales:
Non-Regulated	(7,173)	(6,907)	(5,982)
Regulated	(2,991)	(3,162)	(2,448)
Total cost of sales	(10,164)	(10,069)	(8,430)
Operating margin	2,504	2,548	2,711
General and administrative expenses	(255)	(207)	(166)
Interest expense	(1,319)	(1,117)	(911)
Interest income	551	389	298
Loss on extinguishment of debt	(63)	(15)	(78)
Other expense	(99)	(68)	(60)
Other income	89	102	410
Gain (loss) on disposal and sale of business interests	134	(9)	(1,683)
Goodwill impairment expense	(12)	(777)	—
Asset impairment expense	(1,067)	(763)	(1,575)
Foreign currency transaction losses	(359)	(77)	(10)
Other non-operating expense	—	(175)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	104	(169)	(1,064)
Income tax benefit (expense)	(261)	(265)	133
Net equity in losses of affiliates	(32)	(71)	(24)
LOSS FROM CONTINUING OPERATIONS	(189)	(505)	(955)
Gain from disposal of discontinued businesses, net of income tax benefit (expense) of $7, $0, and $-1, respectively	7	—	4
NET LOSS	(182)	(505)	(951)
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	431	(41)	542
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$249	$(546)	$(409)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$242	$(546)	$(413)
Income from discontinued operations, net of tax	7	—	4
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$249	$(546)	$(409)
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.36	$(0.82)	$(0.62)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.37	$(0.82)	$(0.61)
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.34	$(0.82)	$(0.62)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.35	$(0.82)	$(0.61)

THE AES CORPORATION
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,
	2023	2022
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$2,194	$2,135
Regulated	774	925
Total revenue	2,968	3,060
Cost of Sales:
Non-Regulated	(1,781)	(1,670)
Regulated	(693)	(827)
Total cost of sales	(2,474)	(2,497)
Operating margin	494	563
General and administrative expenses	(64)	(58)
Interest expense	(353)	(304)
Interest income	153	119
Loss on extinguishment of debt	(62)	(7)
Other expense	(61)	(17)
Other income	53	22
Loss on disposal and sale of business interests	138	(9)
Goodwill impairment expense	(12)	(777)
Asset impairment expense	(715)	(230)
Foreign currency transaction losses	(150)	(17)
Other non-operating expense	—	(175)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(579)	(890)
Income tax benefit (expense)	(82)	(79)
Net equity in losses of affiliates	11	(17)
LOSS FROM CONTINUING OPERATIONS	(650)	(986)
Gain (loss) from disposal and impairments of discontinued businesses	7	—
NET LOSS	(643)	(986)
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	549	83
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(94)	$(903)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.15)	$(1.35)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.14)	$(1.35)
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.15)	$(1.35)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.14)	$(1.35)
DILUTED SHARES OUTSTANDING	670	668

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
REVENUE
Renewables SBU	$595	$486	$2,339	$1,893
Utilities SBU	792	943	3,495	3,617
Energy Infrastructure SBU	1,597	1,651	6,836	7,204
New Energy Technologies SBU	1	1	76	3
Corporate and Other	42	35	138	116
Eliminations	(59)	(56)	(216)	(216)
Total Revenue	$2,968	$3,060	$12,668	$12,617

THE AES CORPORATION
Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,426	$1,374
Restricted cash	370	536
Short-term investments	395	730
Accounts receivable, net of allowance of $15 and $5, respectively	1,420	1,799
Inventory	712	1,055
Prepaid expenses	177	98
Other current assets, net of allowance of $14 and $2, respectively	1,387	1,533
Current held-for-sale assets	762	518
Total current assets	6,649	7,643
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	522	470
Electric generation, distribution assets and other	30,190	26,599
Accumulated depreciation	(8,602)	(8,651)
Construction in progress	7,848	4,621
Property, plant and equipment, net	29,958	23,039
Other Assets:
Investments in and advances to affiliates	941	952
Debt service reserves and other deposits	194	177
Goodwill	348	362
Other intangible assets, net of accumulated amortization of $498 and $434, respectively	2,243	1,841
Deferred income taxes	396	319
Other noncurrent assets, net of allowance of $9 and $77, respectively	3,259	4,030
Noncurrent held-for-sale assets	811	—
Total other assets	8,192	7,681
TOTAL ASSETS	$44,799	$38,363
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,199	$1,730
Accrued interest	315	249
Accrued non-income taxes	278	249
Supplier financing arrangements	974	662
Accrued and other liabilities	1,334	1,489
Recourse debt	200	—
Non-recourse debt, including $1080 and $416, respectively, related to variable interest entities	3,932	1,758
Current held-for-sale liabilities	499	354
Total current liabilities	9,731	6,491
NONCURRENT LIABILITIES
Recourse debt	4,264	3,894
Non-recourse debt, including $1,715 and $2,295, respectively, related to variable interest entities	18,482	17,846
Deferred income taxes	1,245	1,139
Other noncurrent liabilities	3,114	3,168
Noncurrent held-for-sale liabilities	514	—
Total noncurrent liabilities	27,619	26,047
Redeemable stock of subsidiaries	1,464	1,321
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at December 31, 2023 and December 31, 2022)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 819,051,591 issued and 669,693,234 outstanding at December 31, 2023 and 818,790,001 issued and 668,743,464 outstanding at December 31, 2022)	8	8
Additional paid-in capital	6,355	6,688
Accumulated deficit	(1,386)	(1,635)
Accumulated other comprehensive loss	(1,514)	(1,640)
Treasury stock, at cost (149,358,357 and 150,046,537 shares, respectively)	(1,813)	(1,822)
Total AES Corporation stockholders’ equity	2,488	2,437
NONCONTROLLING INTERESTS	3,497	2,067
Total equity	5,985	4,504
TOTAL LIABILITIES AND EQUITY	$44,799	$38,363

THE AES CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
OPERATING ACTIVITIES:	(in millions)		(in millions)
Net loss	$(643)	$(986)	$(182)	$(505)
Adjustments to net loss:
Depreciation and amortization	292	253	1,128	1,053
Emissions allowance expense	53	106	264	425
Loss (gain) on realized/unrealized derivatives	64	63	143	127
Gain on remeasurement to acquisition date fair value	—	(5)	—	(5)
Loss (gain) on disposal and sale of business interests	(138)	9	(134)	9
Impairment expense	721	1,182	1,079	1,715
Loss on realized/unrealized foreign currency	147	13	331	58
Deferred income taxes	48	4	(54)	4
Other	31	110	149	123
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	145	(123)	161	(532)
(Increase) decrease in inventory	53	(56)	306	(417)
(Increase) decrease in prepaid expenses and other current assets	(38)	76	38	(40)
(Increase) decrease in other assets	9	182	5	433
Increase (decrease) in accounts payable and other current liabilities	55	362	(132)	470
Increase (decrease) in income tax payables, net and other tax payables	(42)	80	(109)	(51)
Increase (decrease) in deferred income	(52)	(15)	(2)	33
Increase (decrease) in other liabilities	20	(189)	43	(185)
Net cash provided by operating activities	725	1,066	3,034	2,715
INVESTING ACTIVITIES:
Capital expenditures	(2,429)	(1,840)	(7,724)	(4,551)
Acquisitions of business interests, net of cash and restricted cash acquired	(231)	(129)	(542)	(243)
Proceeds from the sale of business interests, net of cash and restricted cash sold	156	—	254	1
Sale of short-term investments	316	395	1,318	1,049
Purchase of short-term investments	(173)	(401)	(937)	(1,492)
Contributions and loans to equity affiliates	(31)	(30)	(178)	(232)
Affiliate repayments and returns of capital	5	78	5	149
Purchase of emissions allowances	(107)	(73)	(268)	(488)
Other investing	(21)	(11)	(116)	(29)
Net cash used in investing activities	(2,515)	(2,011)	(8,188)	(5,836)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	3,164	1,210	7,103	5,424
Repayments under the revolving credit facilities	(3,555)	(1,905)	(6,285)	(4,687)
Commercial paper borrowings (repayments), net	(604)	—	—	—
Issuance of recourse debt	—	—	1,400	200
Repayments of recourse debt	(500)	—	(500)	(29)
Issuance of non-recourse debt	2,737	2,234	4,521	5,788
Repayments of non-recourse debt	(1,233)	(1,372)	(2,495)	(3,144)
Payments for financing fees	(66)	(37)	(142)	(120)
Purchases under supplier financing arrangements	551	743	1,858	1,042
Repayments of obligations under supplier financing arrangements	(392)	(198)	(1,491)	(432)
Distributions to noncontrolling interests	(150)	(136)	(323)	(265)
Acquisitions of noncontrolling interests	(115)	(61)	(127)	(602)
Contributions from noncontrolling interests	39	111	102	233
Sales to noncontrolling interests	1,567	406	1,938	742
Issuance of preferred shares in subsidiaries	418	—	421	60
Dividends paid on AES common stock	(111)	(106)	(444)	(422)
Payments for financed capital expenditures	(2)	(10)	(10)	(33)
Other financing	(83)	16	(121)	3
Net cash provided by financing activities	1,665	895	5,405	3,758
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(162)	(12)	(270)	(56)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	(58)	115	(78)	22
Total increase (decrease) in cash, cash equivalents and restricted cash	(345)	53	(97)	603
Cash, cash equivalents and restricted cash, beginning	2,335	2,034	2,087	1,484
Cash, cash equivalents and restricted cash, ending	$1,990	$2,087	$1,990	$2,087
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$582	$274	$1,317	$928
Cash payments for income taxes, net of refunds	34	68	301	271
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of contingent consideration for acquisitions (see Note 25)	24	9	239	24
Noncash recognition of new operating and financing leases (see Note 14)	38	5	225	134
Dividends declared but not yet paid	116	111	116	111
Noncash contributions from noncontrolling interests	—	—	60	—
Noncash contributions to equity affiliates from transfers of tax credits	52	—	52	—

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
EBITDA is defined as earnings before interest income and expense, taxes, depreciation, and amortization. We define Adjusted EBITDA as EBITDA adjusted for the impact of NCI and interest, taxes, depreciation, and amortization of our equity affiliates, adding back interest income recognized under service concession arrangements, and excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted EBITDA with Tax Attributes is defined as Adjusted EBITDA, adding back the pre-tax effect of Production Tax Credits (“PTCs”), Investment Tax Credits (“ITCs”), and depreciation tax deductions allocated to tax equity investors, as well as the tax benefit recorded from tax credits retained or transferred to third parties.
The GAAP measure most comparable to EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes is Net income. We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, the non-recurring nature of the impact of the early contract terminations at Angamos, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Given its large number of businesses and overall complexity, the Company concluded that Adjusted EBITDA is a more transparent measure than Net income that better assists investors in determining which businesses have the greatest impact on the Company’s results.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA with Tax Attributes should not be construed as alternatives to Net income, which is determined in accordance with GAAP.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of Adjusted EBITDA (in millions)	2023	2022	2023	2022
Net loss	$(643)	$(986)	$(182)	$(505)
Income tax expense	82	79	261	265
Interest expense	353	304	1,319	1,117
Interest income	(153)	(119)	(551)	(389)
Depreciation and amortization	292	253	1,128	1,053
EBITDA	$(69)	$(469)	$1,975	$1,541
Less: Income from discontinued operations	(7)	—	(7)	—
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(44)	(218)	(552)	(704)
Less: Income tax expense (benefit), interest expense (income) and depreciation and amortization from equity affiliates	37	33	130	126
Interest income recognized under service concession arrangements	17	19	71	77
Unrealized derivative and equity securities losses	31	131	34	131
Unrealized foreign currency losses	140	19	301	42
Disposition/acquisition losses (gains)	(100)	4	(79)	40
Impairment losses	559	1,161	877	1,658
Loss on extinguishment of debt	61	13	62	20
Adjusted EBITDA (1)	$625	$693	$2,812	$2,931
Tax attributes	542	158	611	267
Adjusted EBITDA with Tax Attributes (2)	$1,167	$851	$3,423	$3,198
_____________________________
(1)The allocation of earnings to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA.
(2)         Adjusted EBITDA with Tax Attributes includes the impact of the share of the ITCs, PTCs, and depreciation deductions allocated to tax equity investors under the HLBV accounting method and recognized as Net loss attributable to noncontrolling interests and redeemable stock of subsidiaries on the Condensed Consolidated Statements of Operations. It also includes the tax benefit recorded from tax credits retained or transferred directly to third parties. The tax attributes are related to the Renewables and Utilities SBUs.
Adjusted PTC, a non-GAAP measure, is defined by the Company as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS, a non-GAAP measure, is defined by the Company as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains,

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to The AES Corporation. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, and for Adjusted EPS, the one-time impact of the 2017 U.S. tax law reform and subsequent period adjustments related to enactment effects, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to The AES Corporation and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Diluted Loss per Share	Three Months Ended December 31,	Twelve Months Ended December 31,
	2022	2022
GAAP DILUTED LOSS PER SHARE	$(1.35)	$(0.82)
EFFECT OF DILUTIVE SECURITIES
Restricted stock units	—	—
Equity units	0.08	0.05
NON-GAAP DILUTED LOSS PER SHARE	$(1.27)	$(0.77)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022			Twelve Months Ended December 31, 2023			Twelve Months Ended December 31, 2022
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(101)	$(0.14)		$(903)	$(1.27)		$242	$0.34		$(546)	$(0.77)
Income tax expense from continuing operations attributable to AES	70			61			206			210
Pre-tax contribution	$(31)			$(842)			$448			$(336)
Adjustments
Unrealized derivative and equity securities losses	$38	$0.05	(2)	$130	$0.18	(3)	$41	$0.06	(4)	$128	$0.18	(5)
Unrealized foreign currency losses	141	0.20	(6)	19	0.03	(7)	301	0.42	(8)	42	0.07	(9)
Disposition/acquisition losses (gains)	(100)	(0.14)	(10)	4	0.01		(79)	(0.11)	(11)	40	0.06	(12)
Impairment losses	559	0.78	(13)	1,161	1.63	(14)	877	1.23	(15)	1,658	2.33	(16)
Loss on extinguishment of debt	63	0.09	(17)	15	0.02	(18)	70	0.10	(19)	35	0.05	(20)
Less: Net income tax benefit		(0.11)	(21)		(0.11)	(22)		(0.28)	(23)		(0.25)	(24)
Adjusted PTC and Adjusted EPS	$670	$0.73		$487	$0.49		$1,658	$1.76		$1,567	$1.67
_____________________________

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to unrealized derivative losses at the Energy Infrastructure SBU of $24 million, or $0.03 per share and unrealized derivative losses at the Parent Company of $15 million, or $0.02 per share.
(3)Amount primarily relates to unrealized losses on power swaps at Southland Energy of $97 million, or $0.14 per share.
(4)Amount primarily relates to unrealized derivative losses due to the termination of a PPA of $72 million, or $0.10 per share and net unrealized derivative losses at AES Clean Energy of $20 million, or $0.03 per share, offset by net unrealized derivative gains at the Energy Infrastructure SBU of $46 million, or $0.06 per share.
(5)Amount primarily relates to unrealized losses on power swaps at Southland Energy of $109 million, or $0.15 per share.
(6)Amount primarily relates to unrealized foreign currency losses in Argentina of $158 million, or $0.22 per share, partially offset by unrealized foreign currency gains at AES Andes of $30 million, or $0.04 per share.
(7)Amount primarily relates to unrealized foreign currency losses in Argentina of $20 million, or $0.03 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos.
(8)Amount primarily relates to unrealized foreign currency losses in Argentina of $262 million, or $0.37 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos, and unrealized foreign currency losses at AES Andes of $25 million, or $0.03 per share.
(9)Amount primarily relates to unrealized foreign currency losses in Argentina of $39 million, or $0.05 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos.
(10)Amount primarily relates to the gain on sale of Fluence shares of $136 million, or $0.19 per share; partially offset by costs due to the early plant closures at Norgener and Ventanas 2 at AES Andes of $30 million, or $0.04 per share and at Warrior Run of $6 million, or $0.01 per share, and day-one losses on commencement of sales-type leases at AES Renewable Holdings of $19 million, or $0.03 per share.
(11)Amount primarily relates to the gain on sale of Fluence shares of $136 million, or $0.19 per share, partially offset by costs due to early plant closure at the Ventanas 2 and Norgener coal-fired plants in Chile of $37 million, or $0.05 per share and at Warrior Run of $6 million, or $0.01 per share, and day-one losses recognized at commencement of sales-type leases at AES Renewable Holdings of $20 million, or $0.03 per share.
(12)Amount primarily relates to costs on disposition of AES Gilbert, including the recognition of an allowance on the sales-type lease receivable, of $13 million, or $0.02 per share, and a day-one loss recognized at commencement of a sales-type lease at AES Waikoloa Solar of $5 million, or $0.01 per share.
(13)Amount primarily relates to asset impairments at Warrior Run of $198 million, or $0.28 per share, at New York Wind of $139 million, or $0.20 per share, at AES Clean Energy development projects of $103 million, or $0.14 per share, at Mong Duong of $88 million, or $0.12 per share, and a goodwill impairment at TEG TEP reporting unit of $12 million, or $0.02 per share.
(14)Amount primarily relates to goodwill impairments at AES Andes of $644 million, or $0.91 per share, and at AES El Salvador of $133 million, or $0.19 per share, other-than-temporary impairment at sPower of $175 million, or $0.25, as well as long-lived asset impairment at TEG TEP of $191 million, or $0.27 per share.
(15)Amount primarily relates to asset impairments at Warrior Run of $198 million, or $0.28 per share, at New York Wind of $139 million, or $0.20 per share, the Norgener coal-fired plant in Chile of $136 million, or $0.19 per share, at TEG and TEP of $76 million and $58 million, respectively, or $0.19 per share, AES Clean Energy development projects of $114 million, or $0.16 per share, at Mong Duong of $88 million, or $0.12 per share, at Jordan of $21 million, or $0.03 per share, and at the GAF Projects at AES Renewable Holdings of $18 million, or $0.03 per share, and a goodwill impairment at the TEG TEP reporting unit of $12 million, or $0.02 per share.
(16)Amount primarily relates to goodwill impairments at AES Andes of $644 million, or $0.91 per share, and at AES El Salvador of $133 million, or $0.19 per share, other-than-temporary impairment at sPower of $175 million, or $0.25, as well as long-lived asset impairments at Maritza of $468 million, or $0.66 per share, at TEG TEP of $191 million, or $0.27 per share, and in Jordan of $28 million, or $0.04 per share.
(17)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt of $46 million, or $0.07 per share, and a loss on early retirement of debt at AES Hispanola Holdings BV of $9 million, or $0.01 per share.
(18)Amount primarily relates to losses on early retirement of debt due to refinancing at AES Renewable Holdings of $12 million, or $0.02 per share.
(19)Amount primarily relates to losses incurred at AES Andes due to early retirement of debt of $46 million, or $0.07 per share, and loss on early retirement of debt at AES Hispanola Holdings BV of $10 million, or $0.01 per share.
(20)Amount primarily relates to losses on early retirement of debt due to refinancing at AES Renewable Holdings of $12 million, or $0.02 per share, at AES Clean Energy of $5 million, or $0.01 per share, at Mong Duong of $4 million, or $0.01 per share, and at TEG TEP of $4 million, or $0.01 per share.
(21)Amount primarily relates to income tax benefits associated with the asset impairments at Warrior Run of $46 million, or $0.06 per share, at New York Wind of $32 million, or $0.05 per share, and at AES Clean Energy development projects of $23 million, or $0.03 per share; and income tax benefits associated with losses incurred at AES Andes due to early retirement of debt of $13 million, or $0.02 per share; partially offset by income tax expense associated with the gain on sale of Fluence shares of $31 million, or $0.04 per share.
(22)Amount primarily relates to income tax benefits associated with the impairments at TEG TEP of $57 million, or $0.09 per share, and the income tax benefits associated with the other-than-temporary impairment at sPower of $39 million, or $0.06 per share.
(23)Amount primarily relates to income tax benefits associated with the asset impairments at Warrior Run of $46 million, or $0.06 per share, at the Norgener coal-fired plant in Chile of $37 million, or $0.05 per share, at New York Wind of $32 million, or $0.05 per share, at TEG and TEP of $27 million, or $0.04 per share, and at AES Clean Energy development projects of $26 million, or $0.04 per share; income tax benefits associated with the recognition of unrealized losses due to the termination of a PPA of $17 million, or $0.02 per share; and income tax benefits associated with losses incurred at AES Andes due to early retirement of debt of $13 million, or $0.02 per share; partially offset by income tax expense associated with the gain on sale of Fluence shares of $31 million, or $0.04 per share.
(24)Amount primarily relates to income tax benefits associated with the impairment at Maritza of $48 million, or $0.07 per share, income tax benefits associated with the other-than-temporary impairment at sPower of $39 million, or $0.06 per share, income tax benefits associated with the impairment at TEG TEP of $34 million, or $0.05 per share, and income tax benefits associated with unrealized losses on power swaps at Southland Energy of $24 million, or $0.03 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,408	$1,625	$1,383	$1,489
Returns of capital distributions to Parent & QHCs	194	116	56	56
Total subsidiary distributions & returns of capital to Parent	$1,602	$1,741	$1,439	$1,545
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$536	$311	$205	$356
Returns of capital distributions to Parent & QHCs	78	60	—	56
Total subsidiary distributions & returns of capital to Parent	$614	$371	$205	$412

(in millions)	Balance at
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$33	$51	$35	$117
Availability under credit facilities	1,376	857	883	970
Ending liquidity	$1,409	$908	$918	$1,087

____________________________

(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.